Exhibit b

                                    BY-LAWS

                                      OF

                     TT INTERNATIONAL U.S.A. MASTER TRUST


     These ByLaws are made and adopted pursuant to Section 2.7 of the Declaration of Trust establishing TT INTERNATIONAL U.S.A. MASTER TRUST (the "Trust"), dated as of May 26, 2000, as from time to time amended (the "Declaration"). All words and terms capitalized in these ByLaws shall have the meaning or meanings set forth for such words or terms in the Declaration.

                                   ARTICLE I

                              Meetings of Holders

     Section 1.1. Fixing Record Dates. If the Trustees do not, prior to any meeting of the Holders, fix a record date, then the date of mailing notice of the meeting shall be the record date.

     Section 1.2. Records at Holder Meetings. At each meeting of the Holders there shall be open for inspection the minutes of the last previous meeting of Holders of the Trust and a list of the Holders of the Trust, certified to be true and correct by the Secretary or other proper agent of the Trust, as of the record date of the meeting. Such list of Holders shall contain the name of each Holder in alphabetical order and the address and Interest owned by such Holder on such record date.

     Section 1.3. Inspectors of Election. In advance of any meeting of the Holders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman, if any, of any meeting of the Holders may, and on the request of any Holder or his or her proxy shall, appoint Inspectors of Election. The number of Inspectors of Election shall be either one or three. If appointed at the meeting on the request of one or more Holders or proxies, a Majority Interests Vote shall determine whether one or three Inspectors of Election are to be appointed, but failure to allow such determination by the Holders shall not affect the validity of the appointment of Inspectors of Election. In case any individual appointed as an Inspector of Election fails to appear or fails or refuses to so act, the vacancy may be filled by appointment made by the

Trustees in advance of the convening of the meeting or at the meeting by the individual acting as chairman of the meeting. The Inspectors of Election shall determine the Interest owned by each Holder, the Interests represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, shall determine the results, and shall do such other acts as may be proper to conduct the election or vote with fairness to all Holders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the chairman, if any, of the meeting, or of any Holder or his or her proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

     Section 1.4. Proxies; Voting. No proxy shall be valid after one year from the date of its execution, unless a longer period is expressly stated in such proxy.

     Section 1.5 Series Holders Meetings. Whenever a matter is required to be voted by Holders of the Trust in the aggregate under Sections 9.1 and 9.2 of the Declaration, the Trust may either hold a meeting of Holders of all series to vote on such matter, or hold separate meetings of Holders of each of the individual series to vote on such matter, provided that (i) such separate meetings shall be held within one year of each other, (ii) a quorum of the individual series entitled to vote in person or by proxy shall be present at each such separate meeting, and (iii) a quorum shall be present in the aggregate at such separate meetings, and the votes of Holders at all such separate meetings shall be aggregated in order to determine if sufficient votes have been cast for such matter to be voted.

     When separate meetings are held for Holders of each of the individual series to vote on a matter required to be voted on by Holders of the Trust in the aggregate, the record date of each such separate meeting shall be determined in the manner described above in Section 1.1.

                                  ARTICLE II

                                   Trustees

     Section 2.1 Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chairman or by any Trustee. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be faxed, telegraphed, cabled, or wirelessed to each Trustee at his business address, or sent by electronic mail to each Trustee at his last known electronic mail address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, which telephone conference meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

     Section 2.2 Quorum and Manner of Acting. A majority of the Trustees present in person at any regular or special meeting of the Trustees shall constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

     Section 2.3 Counsel and Experts. The Trustees of the Trust who are not "interested persons" of the Trust pursuant to the 1940 Act may, at the Trust's expense, engage such counsel, accountants, appraisers or other experts or consultants whose services such Trustees may, in their discretion, determine to be necessary or desirable from time to time.

                                  ARTICLE III

                         Committees and Advisory Board

     Section 3.1 Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not fewer than two Trustees to hold office at the pleasure of the Trustees. While the Trustees are not in session, the Executive Committee shall have the power to conduct the current and ordinary business of the Trust, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Interests in the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to the Executive Committee except those powers which by law, the Declaration or these By-Laws the Trustees are prohibited from so delegating. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation a Committee may elect its own chairman. The Trustees may abolish any Committee at any time. The Trustees shall have power to rescind any action of any Committee, but no such rescission shall have retroactive effect.

     Section 3.2 Meeting. Quorum and Manner of Acting. The Trustees may (i) provide for stated meetings of any Committee, (ii) specify the manner of calling and notice required for special meetings of any Committee, (iii) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (iv) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (v) authorize the members of a Committee to meet by means of a telephone conference circuit.

     Unless the Trustees so provide, all the Committees shall be governed by the same rules as the full Board is.

     Each Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

     Section 3.3 Advisory Board. The Trustees may appoint an Advisory Board to consist in the first instance of not less than two members. Members of such Advisory Board shall not be Trustees or officers and need not be Holders. A member of such Advisory Board shall hold office for such period as the Trustees may by vote provide and may resign therefrom by a written instrument signed by him which shall take effect upon its delivery to the Trustees. The Advisory Board shall have no legal powers and shall not perform the functions of Trustees in any manner, such Advisory Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Trustees may by resolution provide.

     Section 3.4 Chairman. The Trustees may, by a majority vote of all the Trustees, elect from their own number a Chairman, to hold office until his successor shall have been duly elected and qualified. The Chairman may be, but need not be, a Holder. The Chairman shall preside at all meetings of the Trustees and shall have such other duties as may be assigned to him from time to time by the Trustees.

                                  ARTICLE IV

                                   Officers

     Section 4.1 General Provisions. The officers of the Trust shall be a President, a Treasurer and a Secretary, and shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

     Section 4.2 Term of Office and Qualifications. Except as otherwise provided by law, the Declaration or these By-Laws, each of the President, the Treasurer and the Secretary shall be in office until his respective successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. The Secretary and Treasurer may be the same person. A Vice President and the Treasurer or a Vice President and the Secretary may be the same person, but the offices of Vice President, Secretary and Treasurer shall not be held by the same person. The President shall not hold any other office. Except as above provided, any two offices may be held by the same person. Any officer may be, but none need be, a Trustee or Holder.

     Section 4.3 Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause by a vote of a majority of the Trustees. Any officer or agent appointed by any officer or committee may be removed with or without cause by such appointing officer or committee.

     Section 4.4 Powers and Duties of the President. The President shall be the principal executive officer of the Trust. Subject to the control of the Trustees and any committee of the Trustees, the President shall at all times exercise a general supervision and direction over the affairs of the Trust. The President shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. The President shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust. The President shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him by the Trustees.

     Section 4.5 Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees or the President.

     Section 4.6 Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust which may come into his hands to such custodian as the Trustees may employ pursuant to Article IV of the Declaration. The Treasurer shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

     Section 4.7 Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Holders in proper books provided for that purpose; shall keep the minutes of all meetings of the Trustees; shall have custody of the seal of the Trust; and shall have charge of the transfer books, lists and records unless the same are in the charge of the another party appointed by the Trustees or officers of the Trust. The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these

By-Laws, shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

     Section 4.8 Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each Assistant Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

     Section 4.9 Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all of the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

     Section 4.10 Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable law or provision of the Declaration, the compensation of the officers and Trustees and members of the Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any committee of officers upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

                                   ARTICLE V

                                 Miscellaneous

     Section 5.1. Depositories. The funds of the Trust shall be deposited in such depositories as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the Investment Adviser and Administrator) as the Trustees may from time to time authorize.

     Section 5.2. Signatures. All contracts and other instruments shall be executed on behalf of the Trust by such officer, officers, agent or agents as provided in these ByLaws or as the Trustees may from time to time by resolution provide.

     Section 5.3. Seal. The seal of the Trust, if any, may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by a Massachusetts corporation.

     Section 5.4. Indemnification. Insofar as the conditional advancing of indemnification monies under Section 5.4 of the Declaration for actions based upon the 1940 Act may be concerned, such payments will be made only on the following conditions: (i) the advances must be limited to amounts used, or to be used, for the preparation or presentation of a defense to the action, including costs connected with the preparation of a settlement; (ii) advances may be made only upon receipt of a written promise by, or on behalf of, the recipient to repay the amount of the advance which exceeds the amount to which it is ultimately determined that he or she is entitled to receive from the Trust by reason of indemnification; and (iii) (a) such promise must be secured by a surety bond, other suitable insurance or an equivalent form of security which assures that any repayment may be obtained by the Trust without delay or litigation, which bond, insurance or other form of security must be provided by the recipient of the advance, or (b) a majority of a quorum of the Trust's disinterested, nonparty Trustees, or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts, that the recipient of the advance ultimately will be found entitled to indemnification.

     Section 5.5. Distribution Disbursing Agents and the Like. The Trustees shall have the power to employ and compensate such distribution disbursing agents, warrant agents and agents for the reinvestment of distributions as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

                                  ARTICLE VI

                       Regulations; Amendment of ByLaws

     Section 6.1. Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these ByLaws, as they may deem expedient concerning the sale and purchase of Interests of the Trust.

     Section 6.2. Amendment and Repeal of ByLaws. In accordance with Section
2.7 of the Declaration, the Trustees shall have the power to alter, amend or repeal the ByLaws or adopt new ByLaws at any time. Action by the Trustees with respect to the ByLaws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt ByLaws which are in conflict with the Declaration.

     The Declaration refers to the Trustees as Trustees, but not as individuals or personally; and no Trustee, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust.